NEWS
Keith Siegner
Vice President, Investor Relations, M&A and Treasurer

Yum! Brands Reports Solid Fourth-Quarter Results and Completion of Strategic Transformation
System Sales Growth of 10%; Same-Store Sales Growth of 2%
GAAP Operating Profit Decline of (26)%; Core Operating Profit Growth of 14%

Louisville, KY (February 6, 2020) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the fourth-quarter and year ended December 31, 2019. Fourth-quarter GAAP EPS was $1.58, an increase of 51%. Full-year GAAP EPS was $4.14, a decrease of (12)%. Fourth-quarter EPS excluding Special Items was $1.00, an increase of 148%. Full-year EPS excluding Special Items was $3.55, an increase of 12%.

DAVID GIBBS & CHRIS TURNER COMMENTS
David Gibbs, CEO, said “I am proud to announce that we completed our three-year transformation of Yum!, having achieved all of our transformation goals and evolved into a more focused, more franchised and more efficient business. 2019 was a truly historic year for our company. For the full-year, we generated over $50 billion in system sales and ended the year with over 50,000 restaurants thanks to our world-class franchisees. We delivered results consistent with our long-term growth algorithm with same-store sales growth of 3% and net-new unit growth of 4%. We began 2020 by announcing an agreement to add the Habit Burger Grill to the Yum! family. When complete, this deal should enable us to offer an exciting new investment opportunity to our existing franchisees and expand an award-winning, trend-forward brand through the power of Yum!’s unmatched scale. As we move into the next phase of growth for Yum!, we will continue to focus on our four key growth drivers with a collaborative mindset to fuel strong results for years to come.”
Chris Turner, CFO, continued “Fourth-quarter results were a solid end to the year where we met or exceeded each component of our guidance, including full-year 2019 core operating profit growth, which was an increase of 12%, or 11% excluding the 53rd week. I'm especially pleased that we opened over 1,000 net new units in the fourth-quarter alone. We’ve emerged from our transformation a stronger company, and I look forward to accelerating the growth of our iconic brands, championing the customer experience and unlocking further value for our stakeholders.”

SUMMARY FINANCIAL TABLE

	Fourth-Quarter			Full-Year
	2019	2018	% Change	2019	2018	% Change
GAAP EPS	$1.58	$1.04	+51	$4.14	$4.69	(12)
Special Items EPS[1]	$0.58	$0.64	NM	$0.59	$1.52	NM
EPS Excluding Special Items	$1.00	$0.40	+148	$3.55	$3.17	+12
1See Reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Special Items.

All comparisons are versus the same period a year ago.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results.

Unless otherwise noted, all results include a 53rd week in 2019.

See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8300 • investors.yum.com

FOURTH-QUARTER HIGHLIGHTS

●	Worldwide system sales excluding foreign currency translation grew 10%, with Taco Bell at 13%, KFC at 11% and Pizza Hut at 7%.
●	We opened 1,029 net units for 4% net unit growth.
●	We repurchased 3.2 million shares totaling $333 million at an average price per share of $103.
●	We recorded $21 million of pre-tax investment expense related to the change in fair value of our investment in Grubhub, which resulted in a negative ($0.05) impact to EPS on the quarter.
●	Foreign currency translation unfavorably impacted divisional operating profit by $3 million.

	% Change
	System Sales Ex F/X	Same-Store Sales	Net New Units	GAAP Operating Profit	Core Operating Profit
KFC Division	+11	+3	+7	+11	+12
Pizza Hut Division[1]	+7	(2)	+1	(1)	(1)
Taco Bell Division	+13	+4	+4	+18	+18
Worldwide[1]	+10	+2	+4	(26)	+14

Results Excluding 53rd Week % Change
	System Sales Ex F/X	Core Operating Profit
KFC Division	+8	+9
Pizza Hut Division[1]	+4	(4)
Taco Bell Division	+7	+11
Worldwide[1]	+7	+9
FULL-YEAR HIGHLIGHTS

●	Worldwide system sales excluding foreign currency translation grew 9%, with KFC at 10%, Taco Bell at 9% and Pizza Hut at 8%.
●	We opened 2,040 net units for 4% net unit growth.
●	We repurchased 7.8 million shares totaling $810 million at an average price per share of $104.
●	We recorded $77 million of pre-tax investment expense related to the change in fair value of our investment in Grubhub, which resulted in a negative ($0.19) impact to EPS on the year.
●	Foreign currency translation unfavorably impacted divisional operating profit by $46 million.

% Change
	System Sales Ex F/X	Same-Store Sales	Net New Units	GAAP Operating Profit	Core Operating Profit
KFC Division	+10	+4	+7	+10	+14
Pizza Hut Division	+8	Even	+1	+6	+8
Taco Bell Division	+9	+5	+4	+8	+8
Worldwide[1]	+9	+3	+4	(16)	+12

Results Excluding 53rd Week % Change
	System Sales Ex F/X	Core Operating Profit
KFC Division	+9	+13
Pizza Hut Division[1]	+7	+7
Taco Bell Division	+8	+6
Worldwide[1]	+8	+11
1Pizza Hut Division and Worldwide system sales include the benefit of the increase in units at the end of the fourth-quarter 2018 related to our strategic alliance with Telepizza. Same-store sales and net-new unit growth reflects the inclusion of Telepizza in the prior year base.

KFC DIVISION

	Fourth-Quarter				Full-Year
			%/ppts Change				%/ppts Change
	2019	2018	Reported	Ex F/X	2019	2018	Reported	Ex F/X
Restaurants	24,104	22,621	+7	NA	24,104	22,621	+7	NA
System Sales ($MM)	7,737	7,049	+10	+11	27,900	26,239	+6	+10
Same-Store Sales Growth (%)	+3	+3	NM	NM	+4	+2	NM	NM
Franchise & Property Revenues ($MM)	391	357	+9	+10	1,390	1,294	+7	+11
Operating Profit ($MM)	285	255	+11	+12	1,052	959	+10	+14
Operating Margin (%)	39.0	37.2	1.8	1.8	42.2	36.3	5.9	5.8

	Fourth Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+12	+6	+11	+3
Same-Store Sales Growth	+4	+1	+5	+1

●	KFC Division opened 814 gross new restaurants during the quarter.
○ For the year, KFC Division opened 1,928 gross new restaurants in 99 countries.
●	Operating margin increased 1.8 percentage points for the quarter and 5.9 percentage points for the year driven by refranchising, same-store sales growth and net new unit growth, offset by higher G&A.
●
The 53rd week provided a benefit of 3 percentage points to both system sales growth and core operating profit growth for the quarter. For the year, the 53rd week provided a benefit of 1 percentage point to both system sales growth and core operating profit growth.

●	Foreign currency translation unfavorably impacted operating profit by $3 million for the quarter and $39 for the year.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Fourth-Quarter (% Change)	Year-to-Date (% Change)
China	27%	+10	+11
United States	16%	+6	+3
Asia	12%	+8	+8
Russia, Central & Eastern Europe	8%	+19	+19
Australia	7%	+15	+10
United Kingdom	6%	+11	+13
Western Europe	6%	+15	+13
Latin America	5%	+11	+12
Africa	4%	+14	+12
Middle East / Turkey / North Africa	4%	+13	+9
Canada	2%	+6	+1
Thailand	2%	(1)	+4
India	1%	+23	+22
1Refer to investors.yum.com under Financial Reports for a list of the countries within each of the markets.
2Reflects Full Year 2019.

PIZZA HUT DIVISION

	Fourth-Quarter				Full-Year
			%/ppts Change				%/ppts Change
	2019	2018	Reported	Ex F/X	2019	2018	Reported	Ex F/X
Restaurants	18,703	18,431	+1	NA	18,703	18,431	+1	NA
System Sales ($MM)[1]	3,579	3,357	+7	+7	12,900	12,212	+6	+8
Same-Store Sales Growth (%)[1]	(2)	Even	NM	NM	Even	Even	NM	NM
Franchise & Property Revenues ($MM)	166	166	Even	+1	597	598	Even	+1
Operating Profit ($MM)	90	91	(1)	(1)	369	348	+6	+8
Operating Margin (%)	30.2	33.1	(2.9)	(2.8)	35.9	35.3	0.6	0.9

	Fourth Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X1	+13	+1	+14	+1
Same-Store Sales Growth[1]	Even	(4)	+1	(1)

●	Pizza Hut Division opened 431 gross new restaurants during the quarter.
○ For the year, Pizza Hut Division opened 1,029 gross new restaurants in 73 countries.
●
Operating margin decreased 2.9 percentage points for the quarter driven by higher G&A and higher provisions for past due receivables, partially offset by lower advertising spend. For the year, operating margin increased 0.6 percentage points driven by refranchising and lower advertising spend, partially offset by higher provisions for past due receivables.

●
The 53rd week provided a benefit of 3 percentage points to both system sales growth and core operating profit growth for the quarter. For the year, the 53rd week provided a benefit of 1 percentage point to both system sales growth and core operating profit growth.

●	Foreign currency translation had no impact on operating profit for the quarter and unfavorably impacted operating profit by $7 million for the year.

Pizza Hut Markets[2]	Percent of Pizza Hut System Sales[3]	System Sales Growth Ex F/X
		Fourth-Quarter (% Change)	Year-to-Date (% Change)
United States	42%	+1	+1
China	17%	+1	+3
Asia	13%	+4	+4
Latin America / Spain / Portugal	11%	+79	+84
Europe (excluding Spain & Portugal)	9%	+3	+4
Middle East / Turkey / North Africa	4%	+5	+6
Canada	2%	+10	+6
India	1%	+8	+8
Africa	<1%	+15	+26

1Pizza Hut Division and Worldwide system sales include the benefit of the increase in units at the end of the fourth-quarter 2018 related to our strategic alliance with Telepizza. Same-store sales and net-new unit growth reflects the inclusion of Telepizza in the prior year base.
2Refer to investors.yum.com under Financial Reports for a list of the countries within each of the markets.
3Reflects Full Year 2019. Europe and Latin America system sales reflects the transfer of reporting responsibility of Spain and Portugal Pizza Hut units from Europe to Latin America as a result of the Telepizza alliance.

TACO BELL DIVISION

	Fourth-Quarter				Full-Year
			%/ppts Change				%/ppts Change
	2019	2018	Reported	Ex F/X	2019	2018	Reported	Ex F/X
Restaurants	7,363	7,072	+4	NA	7,363	7,072	+4	NA
System Sales ($MM)	3,779	3,346	+13	+13	11,784	10,786	+9	+9
Same-Store Sales Growth (%)	+4	+6	NM	NM	+5	+4	NM	NM
Franchise & Property Revenues ($MM)	213	186	+14	+14	673	590	+14	+14
Operating Profit ($MM)	225	191	+18	+18	683	633	+8	+8
Operating Margin (%)	33.7	31.9	1.8	1.8	32.8	30.8	2.0	2.0

●	Taco Bell Division opened 191 gross new restaurants during the quarter.
	○	For the year, Taco Bell Division opened 375 gross new restaurants in 22 countries.
●
The 53rd week provided a benefit of 6 percentage points to system sales growth and 7 percentage points to core operating profit growth for the quarter. For the year, the 53rd week provided a benefit of 1 percentage point to system sales growth and 2 percentage points to core operating profit growth.

●
Operating margin increased 1.8 percentage points for the quarter and 2.0 percentage points for the year driven by same-store sales growth and refranchising, partially offset by higher restaurant level costs.

OTHER ITEMS

●	Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the 2019 Form 10-K.
●
On January 6, 2020, we announced our definitive agreement pursuant to which Yum! Brands will acquire all of the issued and outstanding common shares of The Habit Burger Grill for $14 per share in cash or a total of approximately $375 million. The transaction is subject to approval by The Habit Burger Grill’s stockholders and other customary closing conditions. The transaction is expected to be completed by the end of the second-quarter of 2020.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time Thursday, February 6, 2020. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers, conference ID 8453308.

The call will be available for playback beginning at 11:15 a.m. Eastern Time Thursday, February 6, 2020 through Friday, March 27, 2020. To access the playback, dial 855/859-2056 in the U.S. and 404/537-3406 internationally, conference ID 8453308.

The webcast and the playback can be accessed via the website by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q4 2019 Earnings Conference Call.”

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included within this release.

FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food borne-illness issues; health concerns arising from outbreaks of viruses or other diseases; the success of our franchisees and licensees; the success of our transformation initiatives, including our refranchising strategy; our significant exposure to the Chinese market; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our ability to successfully implement technology initiatives; our increasing dependence on digital commerce platforms and information technology systems; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; tax matters, including changes in tax laws or disagreements with taxing authorities; consumer preferences and perceptions of our brands; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., based in Louisville, Kentucky, has over 50,000 restaurants in more than 150 countries and territories primarily operating the company’s brands -- KFC, Pizza Hut and Taco Bell -- global leaders of the chicken, pizza and Mexican-style food categories. Worldwide, the Yum! Brands system opens over nine new restaurants per day on average, making it a leader in global retail development. In 2019, Yum! Brands was named to the Dow Jones Sustainability North America Index and ranked among the top 100 Best Corporate Citizens by Corporate Responsibility Magazine.

Analysts are invited to contact:
Keith Siegner, Vice President, Investor Relations, M&A, and Treasurer, at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Senior Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/19	12/31/18		12/31/19	12/31/18
Revenues
Company sales	$490	$477	3	$1,546	$2,000	(23)
Franchise and property revenues	770	709	9	2,660	2,482	7
Franchise contributions for advertising and other services	434	372	16	1,391	1,206	15
Total revenues	1,694	1,558	9	5,597	5,688	(2)

Costs and Expenses, Net
Company restaurant expenses	385	376	(3)	1,235	1,634	24
General and administrative expenses	300	264	(13)	917	895	(2)
Franchise and property expenses	56	61	8	180	188	4
Franchise advertising and other services expense	427	374	(14)	1,368	1,208	(13)
Refranchising (gain) loss	(19)	(255)	(92)	(37)	(540)	(93)
Other (income) expense	(1)	(3)	NM	4	7	NM
Total costs and expenses, net	1,148	817	(40)	3,667	3,392	(8)

Operating Profit	546	741	(26)	1,930	2,296	(16)
Investment (income) expense, net	17	176	90	67	(9)	NM
Other pension (income) expense	—	4	NM	4	14	71
Interest expense, net	132	122	(8)	486	452	(8)
Income before income taxes	397	439	(10)	1,373	1,839	(25)
Income tax (benefit) provision	(91)	105	NM	79	297	74
Net income	$488	$334	46	$1,294	$1,542	(16)

Basic EPS
EPS	$1.61	$1.07	51	$4.23	$4.80	(12)
Average shares outstanding	303	313	3	306	322	5

Diluted EPS
EPS	$1.58	$1.04	51	$4.14	$4.69	(12)
Average shares outstanding	309	320	3	313	329	5

Dividends declared per common share	$0.42	$0.36		$1.68	$1.44

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/19	12/31/18		12/31/19	12/31/18

Company sales	$176	$187	(6)	$571	$894	(36)
Franchise and property revenues	391	357	9	1,390	1,294	7
Franchise contributions for advertising and other services	165	142	16	530	456	16
Total revenues	732	686	7	2,491	2,644	(6)

Company restaurant expenses	150	158	5	484	775	38
General and administrative expenses	113	103	(10)	346	350	1
Franchise and property expenses	19	29	35	89	107	17
Franchise advertising and other services expenses	162	140	(15)	520	452	(15)
Other (income) expense	3	1	NM	—	1	NM
Total costs and expenses, net	447	431	(4)	1,439	1,685	15
Operating Profit	$285	$255	11	$1,052	$959	10

Restaurant margin	15.3%	15.6%	(0.3) ppts.	15.3%	13.3%	2.0 ppts.

Operating margin	39.0%	37.2%	1.8 ppts.	42.2%	36.3%	5.9 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/19	12/31/18		12/31/19	12/31/18

Company sales	$19	$14	32	$54	$69	(23)
Franchise and property revenues	166	166	Even	597	598	Even
Franchise contributions for advertising and other services	112	95	18	376	321	17
Total revenues	297	275	8	1,027	988	4

Company restaurant expenses	17	13	(31)	51	69	26
General and administrative expenses	64	56	(14)	202	197	(2)
Franchise and property expenses	16	17	3	39	45	12
Franchise advertising and other services expenses	109	99	(11)	367	328	(12)
Other (income) expense	1	(1)	NM	(1)	1	NM
Total costs and expenses, net	207	184	(13)	658	640	(3)
Operating Profit	$90	$91	(1)	$369	$348	6

Restaurant margin	6.1%	4.7%	1.4 ppts.	4.2%	(0.1)%	4.3 ppts.

Operating margin	30.2%	33.1%	(2.9) ppts.	35.9%	35.3%	0.6 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/19	12/31/18		12/31/19	12/31/18

Company sales	$295	$276	7	$921	$1,037	(11)
Franchise and property revenues	213	186	14	673	590	14
Franchise contributions for advertising and other services	157	135	16	485	429	13
Total revenues	665	597	11	2,079	2,056	1

Company restaurant expenses	218	206	(6)	700	793	12
General and administrative expenses	57	56	(2)	181	177	(2)
Franchise and property expenses	12	11	(11)	38	28	(33)
Franchise advertising and other services expenses	156	135	(15)	481	428	(12)
Other (income) expense	(3)	(2)	NM	(4)	(3)	NM
Total costs and expenses, net	440	406	(8)	1,396	1,423	2
Operating Profit	$225	$191	18	$683	$633	8

Restaurant margin	25.9%	25.2%	0.7 ppts.	24.0%	23.5%	0.5 ppts.

Operating margin	33.7%	31.9%	1.8 ppts.	32.8%	30.8%	2.0 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Consolidated Balance Sheets
(amounts in millions)
(unaudited)

	12/31/2019	12/31/2018
ASSETS
Current Assets
Cash and cash equivalents	$605	$292
Accounts and notes receivable, less allowance: $72 in 2019 and $31 in 2018	584	561
Prepaid expenses and other current assets	338	354
Total Current Assets	1,527	1,207

Property, plant and equipment, net of accumulated depreciation of $1,136 in 2019	1,170	1,237
and $1,116 in 2018
Goodwill	530	525
Intangible assets, net	244	242
Other assets	1,313	724
Deferred income taxes	447	195
Total Assets	$5,231	$4,130

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$960	$911
Income taxes payable	150	69
Short-term borrowings	431	321
Total Current Liabilities	1,541	1,301

Long-term debt	10,131	9,751
Other liabilities and deferred credits	1,575	1,004
Total Liabilities	13,247	12,056

Shareholders' Deficit
Common stock, no par value, 750 shares authorized; 300 shares and 306 shares issued in 2019 and 2018, respectively	—	—
Accumulated deficit	(7,628)	(7,592)
Accumulated other comprehensive loss	(388)	(334)
Total Shareholders' Deficit	(8,016)	(7,926)
Total Liabilities and Shareholders' Deficit	$5,231	$4,130

 See accompanying notes.

YUM! Brands, Inc.
Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year ended
	12/31/19	12/31/18
Cash Flows - Operating Activities
Net income	$1,294	$1,542
Depreciation and amortization	112	137
Refranchising (gain) loss	(37)	(540)
Investment (income) expense, net	67	(9)
Contributions to defined benefit pension plans	(15)	(16)
Deferred income taxes	(232)	(11)
Share-based compensation expense	59	50
Changes in accounts and notes receivable	(56)	(66)
Changes in prepaid expenses and other current assets	(8)	—
Changes in accounts payable and other current liabilities	(36)	(68)
Changes in income taxes payable	23	65
Other, net	144	92
Net Cash Provided by Operating Activities	1,315	1,176

Cash Flows - Investing Activities
Capital spending	(196)	(234)
QuikOrder acquisition, net of cash acquired	—	(66)
Investment in Grubhub Inc. common stock	—	(200)
Proceeds from refranchising of restaurants	110	825
Other, net	(2)	(12)
Net Cash Provided by (Used in) Investing Activities	(88)	313

Cash Flows - Financing Activities
Proceeds from long-term debt	800	1,556
Repayments of long-term debt	(331)	(1,264)
Revolving credit facilities, three months or less, net	—	—
Short-term borrowings, by original maturity
More than three months - proceeds	130	59
More than three months - payments	(126)	(59)
Three months or less, net	—	—
Repurchase shares of Common Stock	(815)	(2,390)
Dividends paid on Common Stock	(511)	(462)
Debt issuance costs	(10)	(13)
Other, net	(75)	(47)
Net Cash Used in Financing Activities	(938)	(2,620)
Effect of Exchange Rate on Cash and Cash Equivalents	5	(63)
Net Increase (Decrease) in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	294	(1,194)

Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Year	474	1,668
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Year	$768	$474

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•
System sales, System sales excluding the impacts of foreign currency translation ("FX") and, in 2019, System sales excluding FX and the impact of 53rd week for our U.S. subsidiaries and certain international subsidiaries that operate on a weekly periodic calendar. System sales include the results of all restaurants regardless of ownership, including Company-owned and franchise restaurants. Sales at franchise restaurants typically generate ongoing franchise and license fees for the Company at a rate of 3% to 6% of sales. Franchise restaurant sales are not included in Company sales on the Consolidated Statements of Income; however, the franchise and license fees are included in the Company’s revenues. We believe System sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our significant drivers, Company and franchise same-store sales as well as net unit growth.

•	Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);

•	Effective Tax Rate excluding Special Items;

•
Core Operating Profit and, in 2019, Core Operating Profit excluding the impact of the 53rd week. Core Operating Profit excludes Special Items and FX and we use Core Operating Profit for the purposes of evaluating performance internally.

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (b), (c), (d), (e), (f) and (g) in the accompanying notes.

Certain non-GAAP measurements are presented excluding the impact of FX. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the FX impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

For 2019 we provided Core Operating Profit excluding the impact of the 53rd week and System sales excluding the impact of the 53rd week to further enhance the comparability given the 53rd week that was part of our fiscal calendar in 2019.

	Quarter ended		Year ended
	12/31/19	12/31/18	12/31/19	12/31/18
Detail of Special Items
Refranchising gain (loss)(b)	$(6)	$255	$12	$540
Costs associated with Pizza Hut U.S. Transformation Agreement(c)	(8)	(3)	(13)	(6)
Other Special Items Expense(d)	(1)	(4)	(10)	(4)
Special Items Income (Expense) - Operating Profit	(15)	248	(11)	530
Interest expense, net(d)	—	—	(2)	—
Special Items Income (Expense) before Income Taxes	(15)	248	(13)	530
Tax Expense on Special Items(e)	(32)	(47)	(30)	(96)
Tax Benefit - Intra-entity transfer of intellectual property(f)	226	—	226	—
Tax Benefit - U.S. Tax Act(g)	—	4	—	66
Special Items Income, net of tax	$179	$205	$183	$500
Average diluted shares outstanding	309	320	313	329
Special Items diluted EPS	$0.58	$0.64	$0.59	$1.52

Reconciliation of GAAP Operating Profit to Core Operating Profit and Core Operating Profit, excluding 53rd Week

Consolidated
GAAP Operating Profit	$546	$741	$1,930	$2,296
Special Items Income (Expense)	(15)	248	(11)	530
Foreign Currency Impact on Divisional Operating Profit	(3)	N/A	(46)	N/A
Core Operating Profit	$564	$493	$1,987	$1,766
Impact of 53rd Week	24	N/A	24	N/A
Core Operating Profit, excluding 53rd Week	$540	$493	$1,963	$1,766

	Quarter ended		Year ended
	12/31/19	12/31/18	12/31/19	12/31/18
KFC Division
GAAP Operating Profit	$285	$255	$1,052	$959
Foreign Currency Impact on Divisional Operating Profit	(3)	N/A	(39)	N/A
Core Operating Profit	$288	$255	$1,091	$959
Impact of 53rd Week	8	N/A	8	N/A
Core Operating Profit, excluding 53rd Week	$280	$255	$1,083	$959

Pizza Hut Division
GAAP Operating Profit	$90	$91	$369	$348
Foreign Currency Impact on Divisional Operating Profit	—	N/A	(7)	N/A
Core Operating Profit	$90	$91	$376	$348
Impact of 53rd Week	3	N/A	3	N/A
Core Operating Profit, excluding 53rd Week	$87	$91	$373	$348

Taco Bell Division
GAAP Operating Profit	$225	$191	$683	$633
Foreign Currency Impact on Divisional Operating Profit	—	N/A	—	N/A
Core Operating Profit	$225	$191	$683	$633
Impact of 53rd Week	13	N/A	13	N/A
Core Operating Profit, excluding 53rd Week	$212	$191	$670	$633

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$1.58	$1.04	$4.14	$4.69
Special Items Diluted EPS	0.58	0.64	0.59	1.52
Diluted EPS excluding Special Items	$1.00	$0.40	$3.55	$3.17

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	(23.0)%	24.0%	5.7%	16.2%
Impact on Tax Rate as a result of Special Items	(48.0)%	(8.5)%	(14.1)%	(4.2)%
Effective Tax Rate excluding Special Items	25.0%	32.5%	19.8%	20.4%

Reconciliation of GAAP Company sales to System sales, System sales, excluding FX and System sales, excluding FX and 53rd Week

Consolidated
GAAP Company sales	$490	$477	$1,546	$2,000
Franchise sales	14,605	13,275	51,038	47,237
System sales	15,095	13,752	52,584	49,237
Foreign Currency Impact on System sales	(78)	N/A	(1,169)	N/A
System sales, excluding FX	$15,173	$13,752	$53,753	$49,237
Impact of 53rd week	454	N/A	454	N/A
System sales, excluding FX and 53rd Week	$14,719	$13,752	$53,299	$49,237

KFC Division
GAAP Company sales	$176	$187	$571	$894
Franchise sales	7,561	6,862	27,329	25,345
System sales	7,737	7,049	27,900	26,239
Foreign Currency Impact on System sales	(56)	N/A	(898)	N/A
System sales, excluding FX	$7,793	$7,049	$28,798	$26,239
Impact of 53rd week	167	N/A	167	N/A
System sales, excluding FX and 53rd Week	$7,626	$7,049	$28,631	$26,239

	Quarter ended		Year ended
	12/31/19	12/31/18	12/31/19	12/31/18
Pizza Hut Division
GAAP Company sales	$19	$14	$54	$69
Franchise sales	3,560	3,343	12,846	12,143
System sales	3,579	3,357	12,900	12,212
Foreign Currency Impact on System sales	(21)	N/A	(259)	N/A
System sales, excluding FX	$3,600	$3,357	$13,159	$12,212
Impact of 53rd week	103	N/A	103	N/A
System sales, excluding FX and 53rd Week	$3,497	$3,357	$13,056	$12,212

Taco Bell Division
GAAP Company sales	$295	$276	$921	$1,037
Franchise sales	3,484	3,070	10,863	9,749
System sales	3,779	3,346	11,784	10,786
Foreign Currency Impact on System sales	(1)	N/A	(12)	N/A
System sales, excluding FX	$3,780	$3,346	$11,796	$10,786
Impact of 53rd week	184	N/A	184	N/A
System sales, excluding FX and 53rd Week	$3,596	$3,346	$11,612	$10,786

Reconciliation of GAAP Diluted EPS to 2019 Adjusted EPS

In connection with the announcement of our strategic transformation initiatives in 2016, we announced a non-GAAP 2019 Diluted EPS target of at least $3.75 (“2019 Adjusted EPS Target”). This 2019 Adjusted EPS Target was intended to exclude:

•	Any impact from changes in FX rates (i.e. FX rates were assumed not to change from those in place when we determined the 2019 Adjusted EPS Target in 2016)

•	Any Special Items in 2019; and

•	The impact of the 53rd week in 2019 for our U.S. businesses and certain international subsidiaries that report on a period calendar;

Additionally, we acquired an interest in Grubhub common stock subsequent to our original determination of the 2019 Adjusted EPS Target and thus have excluded the resulting 2019 mark-to-market adjustment for that investment when determining actual results versus the 2019 Adjusted EPS Target. Provided below is a reconciliation of our GAAP Diluted EPS to 2019 Adjusted EPS adjusting for the factors as discussed above.

GAAP Diluted EPS	$4.14
Foreign Currency Impact	0.11
Impact of 53rd Week	(0.05)
Special Items for the year ended December 31, 2019	(0.59)
Grubhub mark-to-market for the year ended December 31, 2019	0.19
2019 Adjusted EPS	$3.80

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 12/31/19	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$732	$297	$665	$—	$1,694

Company restaurant expenses	150	17	218	—	385
General and administrative expenses	113	64	57	66	300
Franchise and property expenses	19	16	12	9	56
Franchise advertising and other services expense	162	109	156	—	427
Refranchising (gain) loss	—	—	—	(19)	(19)
Other (income) expense	3	1	(3)	(2)	(1)
Total costs and expenses, net	447	207	440	54	1,148
Operating Profit	$285	$90	$225	$(54)	$546

Quarter Ended 12/31/18	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$686	$275	$597	$—	$1,558

Company restaurant expenses	158	13	206	(1)	376
General and administrative expenses	103	56	56	49	264
Franchise and property expenses	29	17	11	4	61
Franchise advertising and other services expense	140	99	135	—	374
Refranchising (gain) loss	—	—	—	(255)	(255)
Other (income) expense	1	(1)	(2)	(1)	(3)
Total costs and expenses, net	431	184	406	(204)	817
Operating Profit	$255	$91	$191	$204	$741

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year Ended 12/31/19	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$2,491	$1,027	$2,079	$—	$5,597

Company restaurant expenses	484	51	700	—	1,235
General and administrative expenses	346	202	181	188	917
Franchise and property expenses	89	39	38	14	180
Franchise advertising and other services expense	520	367	481	—	1,368
Refranchising (gain) loss	—	—	—	(37)	(37)
Other (income) expense	—	(1)	(4)	9	4
Total costs and expenses, net	1,439	658	1,396	174	3,667
Operating Profit	$1,052	$369	$683	$(174)	$1,930

Year Ended 12/31/18	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$2,644	$988	$2,056	$—	$5,688

Company restaurant expenses	775	69	793	(3)	1,634
General and administrative expenses	350	197	177	171	895
Franchise and property expenses	107	45	28	8	188
Franchise advertising and other services expense	452	328	428	—	1,208
Refranchising (gain) loss	—	—	—	(540)	(540)
Other (income) expense	1	1	(3)	8	7
Total costs and expenses, net	1,685	640	1,423	(356)	3,392
Operating Profit	$959	$348	$633	$356	$2,296

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Consolidated Summary of Results, Consolidated Balance Sheets
and Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

(a)	Amounts presented as of and for the quarter and year ended December 31, 2019 are preliminary.

(b)
We have reflected as Special Items those refranchising gains and losses that were recorded in connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018. As such, refranchising gains and losses recorded during 2019 as Special Items primarily include gains or losses associated with sales of underlying real estate associated with stores that were franchised as of December 31, 2018 or true-ups to refranchising gains and losses recorded prior to December 31, 2018.

During the quarters ended December 31, 2019 and 2018, we recorded net refranchising losses of $6 million and net refranchising gains of $255 million, respectively, that have been reflected as Special Items. During the years ended December 31, 2019 and 2018, we recorded net refranchising gains of $12 million and $540 million, respectively, that have been reflected as Special Items.

Additionally, during both the quarter and year ended December 31, 2019 we recorded net refranchising gains of $25 million that have not been reflected as Special Items. These net gains relate to the refranchising of restaurants in 2019 that were not part of our aforementioned plans to achieve 98% franchise ownership.

(c)
In May 2017, we reached an agreement with our Pizza Hut U.S. franchisees that will improve brand marketing alignment, accelerate enhancements in operations and technology and that included a permanent commitment to incremental advertising as well as digital and technology contributions by franchisees. In connection with this agreement, we recognized Special Item charges of $8 million and $3 million for the quarters ended December 31, 2019 and December 31, 2018, respectively. During the years ended December 31, 2019 and December 31, 2018, we recognized Special Item charges of $13 million and $6 million, respectively. The majority of these costs were recorded within Franchise and property expenses.

(d)
During the second quarter of 2019, we recorded charges of $8 million and $2 million to Other (income) expense and Interest expense, net, respectively, related to cash payments in excess of our recorded liability to settle contingent consideration associated with our acquisition of the KFC Turkey and Pizza Hut Turkey businesses in 2013. Consistent with prior adjustments to the recorded contingent consideration we have reflected this as a Special Item.

(e)
Tax Benefit (Expense) on Special Items was determined based upon the impact of the nature, as well as the jurisdiction of the respective individual components within Special Items. Additionally, we increased our Income tax provision by $34 million in the fourth quarter of 2019 to record a reserve against and by $19 million in the second quarter of 2018 to correct an error related to the tax recorded on a prior year divestiture, the effects of which were previously recorded as a Special Item.

(f)
During the quarter ended December 31, 2019 we completed intra-entity transfers of certain intellectual property rights.   As a result of the transfer of certain of these rights, largely to subsidiaries in the United Kingdom (UK), we received a step-up in tax basis to current fair value under applicable tax law.   To the extent this step-up in basis will be amortizable against future taxable income, we recognized a one-time deferred tax benefit of $226 million as a Special Item in the quarter ended December 31, 2019.

(g)
During the quarter and year ended December 31, 2018, we recorded $3 million and $35 million decreases, respectively, related to our provisional tax expense recorded in the fourth quarter of 2017 associated with the Tax Cuts and Jobs Act of 2017 ("Tax Act") that was reported as a Special Item.

We also recorded Special Items tax benefits of $1 million and $31 million, respectively, in the quarter and year ended December 31, 2018 related to 2018 U.S. foreign tax credits that became realizable directly as a result of the impact of deemed repatriation tax expense with the Tax Act.

(h)
Effective January 1, 2019, we adopted the new lease accounting standard. As a result, we are now required to recognize right-of-use assets and lease liabilities upon lease commencement for operating leases based on the present value of lease payments over the lease term. Under our historical accounting, operating leases were not recognized on the balance sheet. Prior results have not been restated for the impact of this accounting change. Upon adoption we recognized right-of-use assets for leases in place at January 1, 2019 of $690 million, which are presented within Other Assets in our Consolidated Balance Sheets. Also upon adoption we recognized lease liabilities of $83 million and $661 million within Accounts payable and other current liabilities and Other liabilities and deferred credits, respectively, in our Consolidated Balance Sheets. The impact of the new operating lease accounting on our results of operations and cash flows was not significant.